UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 19, 2012


                               Verify Smart Corp.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-136492                  20-5005810
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

  40 Hillside Ave, Mahwah, New Jersey                               07430
(Address of principal executive offices)                         (Zip Code)

                                  775-575-1261
              (Registrant's telephone number, including area code)

                  57 Montague Street, Brooklyn, New York 11201
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 19, 2012, Verify Smart Corp. ("we" "us" "our" the "Company") entered into a patent license agreement with Assured Mobile Technologies LLC., a Nevada limited liability corporation. Pursuant to the license agreement we have acquired a 20 year, exclusive worldwide license to exploit the patented technology entitled "A System and Method for Verifying a User's Identity in Electronic Transactions." The patented verification technology is an electronic method and system for verifying the identity of a user by a verifier in the course of an electronic transaction. The invention provides a process and a system for blocking an account until a verifier completes an identity verification process for verifying the identity of the person initiating the transaction. An international application was filed for the technology in October, 2007 under the WIPO Patent Cooperation Treaty. Subsequently, a South African patent was granted on April 28, 2010 and a United States patent was allowed (but not issued) on September 10, 2012. It is anticipated that the U.S. patent will be issued in the fall of 2012.

In consideration of the license agreement, we have agreed to pay to Assured Mobile Technologies aggregate cash payment of $300,000 payable as follows:

     *    $100 upon execution of the license agreement;

     *    $10,000 by December 19, 2012;

     *    $40,000 by March 19, 2012; and

     *    $249,900 by September 19, 2013.

As additional consideration, we will issue to Assured Mobile Technologies 8,500,000 common shares in our capital stock within 30 days of September 19, 2012. Our license will also be subject to a royalty payable to Assured Mobile Technologies equal to 2.5% of any gross sales made by us in respect of the technology.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

We had previously secured rights to exploit the above described verification technology pursuant to a joint venture agreement dated March 25, 2009 among our Company, Verified Capital Corp. and Verified Transaction Corp, which was first disclosed in our Current Report on Form 8-K filed on March 26, 2009. Pursuant to the joint venture agreement, which was amended by amendment agreement dated May 19, 2009 and disclosed in our Current Report on Form 8-K filed on May 22, 2009, we were to acquire a 70% interest in a joint venture corporation to be established with Verified Capital Corp. and Verified Transaction Corp. Also pursuant to the joint venture agreement, Verified Transaction Corp., the former holder of the verification technology, granted to the joint venture a 25 year exclusive and renewable worldwide license to exploit the patented technology.

As at the date of this report the joint venture agreement has been terminated by mutual consent of the parties and ownership of the patented verification technology has been transferred to Assured Mobile Technologies LLC. Accordingly, by our entering into the patent license agreement with Assured Mobile Technologies, we have arranged to secure a direct license in the patented verification technology for the purposes of pursuing our business plan. During the course of the former joint venture agreement, our Company did not pay any cash or share consideration to Verified Capital Corp or to Verified Transaction Corp. in respect our ownership stake in the joint venture or in respect of the license to use the patented technology. No joint venture corporation was formed in relation to the joint venture and we have not incurred any material costs in respect of our obligations under the joint venture. Finally, we are not subject to any penalty or residual obligations under the joint venture agreement.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1     License Agreement with Assured Mobile Technologies LLC

10.2 Joint Venture Agreement dated March 25, 2009 with Verified Capital Corp. and Verified Transaction Corp. (incorporated by reference as
         Exhibit 10.1 of our Current Report on Form 8-K filed on March 26, 2009)

10.3 Amendment Agreement dated May 19, 2009 with Verified Capital Corp. and Verified Transaction Corp. (incorporated by reference as Exhibit 10.1 of our Current Report on Form 8-K filed on May 22, 2009)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.


/s/ Tony Cinotti
--------------------------------------
Tony Cinotti
President and Director
Date: September 20, 2012

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